UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 19, 2022

Crown Electrokinetics Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-249833	47-5423944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1110 NE Circle Blvd.

Corvallis, Oregon 97330

(Address of Principal Executive Offices)

(800) 674-3612

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market

Item 1.01 Entry into a Material Definitive Agreement

On October 19, 2022, Crown Electrokinetics Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors as purchasers (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company sold, and the Investors purchased, approximately $5.4 million in principal amount of senior secured convertible notes (the “Senior Notes”) and warrants (the “Warrants”).

The Senior Notes were issued with a conversion price at a 54% premium to the most recent closing price, an original issue discount of 35%, do not bear interest, and mature upon the earlier of twelve months from the date of issuance or the closing of a change of control transaction (as defined in the Senior Notes). The Senior Notes are convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a conversion price per share of $0.49, subject to adjustment under certain circumstances described in the Senior Notes. To secure its obligations thereunder and under the Securities Purchase Agreement, the Company has granted a security interest over all of its assets to the collateral agent for the benefit of the Investors, pursuant to a security agreement, subject to exceptions for certain strategic transactions.

The Warrants are exercisable for five (5) years to purchase an aggregate of 21,759,403 shares of Common Stock at an exercise price of $0.32, subject to adjustment under certain circumstances described in the Warrants.

The shares of common stock issuable upon conversion of the Senior Notes and exercise of the Warrants are not registered under the Securities Act of 1933, as amended (the “Securities Act”). Accordingly, the Company and the Investors also entered into a Registration Rights Agreement whereby the Company shall use its best efforts to file a registration statement registering the resale of the shares of common stock issuable upon conversion of the Senior Notes and upon exercise of the Warrants within thirty (30) days following the closing of this offering. The Company shall use is best efforts to have the registration statement declared “effective” within ninety (90) days following the initial filing deadline (as defined in the Registration Rights Agreement).

The Senior Notes and Warrants sold were not registered under the Securities Act or the securities laws of any state, and were offered and sold in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. The Investors are “accredited investors” as such term is defined in Regulation D promulgated under the Securities Act. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Senior Notes, the Warrants, the Purchase Agreement, the Registration Rights Agreement and the Security Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant

The description of the Senior Notes issued by the Company described in Item 1.01 is incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the issuance of the Preferred Stock and Warrants pursuant to the Securities Purchase Agreement is incorporated by reference herein in its entirety. The Company issued the Senior Notes and Warrants in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

(b) Effective October 14, 2022, Edward Kovalik, Gary C. Hanna and Gizman Abbas, each Directors of the Company, notified the Company that they will resign from the Company’s Board of Directors (the “Board”). Mr. Kovalik also resigned as the Company’s President and Chief Operating Officer. Mr. Kovalik’s, Mr. Hanna’s and Mr. Abbas’s resignations are not the result of a dispute or disagreement with the Company. In connection with Mr. Kovalik’s resignation, the Company has agreed to accelerate the vesting of 181,187 restricted stock units previously granted to Mr. Kovalik.

Effective October 17, 2022, the Board appointed Daniel Marcus to fill the vacancy on the Board, until the Company’s 2022 annual stockholder meeting and until his successor has been duly appointed and qualified. Mr. Marcus will serve as Chairman of the Board’s Audit Committee and Compensation Committee and as a member of the Board’s Governance and Nominating Committee.

Mr. Marcus is the Principal and Founder of Marcus Capital. Prior to forming Marcus Capital in 2004, Mr. Marcus worked at Bear Stearns as a managing director and has over 25 years of investment experience. He earned his Bachelors of Business Degree in Economics from the University of Wisconsin-Madison. In addition to forming Marcus Capital, Mr. Marcus is a founding partner of Spark Ventures, a non-profit charitable organization. Mr. Marcus has been involved with various charities including 10 years as a Child Life Specialist at Children's Memorial Hospital, Chicago and two years at The Night Ministry, working to serve homeless and runaway youth.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Warrant, issued by the Company to the Investors
4.2	Form of Senior Note, issued by the Company to the Investors
10.1	Form of Securities Purchase Agreement, dated October 19, 2022, between the Company and the Investors
10.2	Form of Registration Rights Agreement, dated October 19, 2022, between the Company and the Investors
10.3	Form of Security Agreement, dated October 19, 2022, between the Company and the Collateral Agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN ELECTROKINETICS CORP.

October 19, 2022	By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer

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